Gramercy Property Trust Inc.

2015 Equity Incentive Plan

Stock Award Agreement

SUMMARY OF STOCK AWARD

The Compensation Committee of the Board of Directors of Gramercy Property Trust Inc. (the “Committee”) has determined to grant to you a stock award for shares of common stock of Gramercy Property Trust Inc. (the “Company”) under the Gramercy Property Trust Inc. 2015 Equity Incentive Plan (the “Plan”).  The terms of the award are set forth in the Stock Award Agreement (the “Agreement”) provided to you.  The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Agreement.

Grantee	__________
Date of Grant	__________
Total Number of Shares Granted	__________
Vesting Schedule	_______ Shares on _______
_______ Shares on _______

(50% of the shares vest on each of the fourth and fifth anniversaries of the Date of Grant)

*The Grantee must be employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date for the applicable portion of the Stock Award to become vested.

Gramercy Property Trust Inc.

2015 Equity Incentive Plan

STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT (this “Agreement”), dated as of _______ ___, 20___ (the “Date of Grant”), is delivered by Gramercy Property Trust Inc., a Maryland corporation (the “Company”) to _______ (the “Grantee”).

RECITALS

A.The Gramercy Property Trust Inc. 2015 Equity Incentive Plan (the “Plan”) provides for the grant of Stock Awards.

B.The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a Stock Award grant under the Plan to the Grantee.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Stock Award Grant.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Committee hereby grants to the Grantee ______ shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (“Restricted Stock”).  Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.

2. Vesting and Nonassignability of Restricted Stock.

The shares of Restricted Stock shall become fully vested, and the restrictions described in this Agreement shall lapse, with respect to _____________ shares on the fourth anniversary of the Date of Grant and ___________ shares on the fifth anniversary of the Date of Grant (each a “Vesting Date”), if the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant to the applicable Vesting Date.

Except as otherwise provided in the Grantee’s Employment Agreement, or other written agreement, with the Employer, if any, if the Grantee ceases to be employed by, or provide services to, the Employer for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and immediately returned to the Company.

During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non‑vested Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of by the Grantee.  Any attempt to sell, assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.

3. Non-Certificated Shares; Dividends; Voting Rights

The Company will hold the Restricted Stock as non‑certificated restricted shares until the Restricted Stock vests.  During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company.  In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.

When the Grantee obtains a vested right to shares of Restricted Stock, vested shares shall be issued to the Grantee in non-certificated form free of the restrictions under Paragraph 2 of this Agreement.

The obligation of the Company to deliver shares of Company common stock under this Agreement shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as the Company’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee make such representations as the Company deems appropriate.

All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes.

4. Change in Control.  The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Restricted Stock, and, in the event of a Change in Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

5. Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.  The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board of Directors of the Company (the “Board”) or the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Company’s common stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Stock Award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

6. Company Policies.  The Stock Award and any shares of Company common stock issued pursuant to the Stock Award are subject to any applicable clawback, recoupment, share trading or other policies implemented by the Board, as in effect from time to time.

7. Withholding.  The Grantee shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Restricted Stock.  Notwithstanding the foregoing, if the Committee so permits, the Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to the Restricted Stock by having shares withheld as provided in the Plan.

8. No Employment or Other Rights.  The grant of the Restricted Stock shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time.  The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. Restrictions on Sale or Transfer of Shares.

The Grantee will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares underlying this grant unless the shares are registered under the Securities Act of 1933, as amended (the “Securities Act”) or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act.

The Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of the shares subject to this grant and understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares.

10. Assignment by Company.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland.

12. Notice.  Any notice to the Company provided for in this instrument shall be in writing and sent personally or mailed, and shall be addressed to the Company at the principal place of business of the Company, Attention: General Counsel.  Any notice to the Grantee shall be delivered to the Grantee personally or mailed to the Grantee at the address appearing in the records of the Company.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

Gramercy Property Trust Inc.
By:	____________________________
Name:	____________________________
Title:	____________________________

I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read this Agreement and understand the terms and conditions of it, (iii) accept the Stock Award described in this Agreement, (iv) agree to be bound by the terms of the Plan and this Agreement, and (v) agree that all the decisions and determinations of the Board or the Committee shall be final and binding on me and any other person having or claiming a right under this Award.

Grantee Signature:	_____________________________
Grantee Name:	_____________________________